Exhibit 99.1

WhiteHorse Finance, Inc. Announces Fourth Quarter and Full Year 2022 Earnings Results and Declares Quarterly Distribution of $0.355 Per Share and Special Distribution of $0.07 Per Share

NEW YORK, March 2, 2023 /PRNewswire/ -- WhiteHorse Finance, Inc. (“WhiteHorse Finance” or the “Company”) (Nasdaq: WHF) today announced its financial results for the year ended December 31, 2022. In addition, the Company’s board of directors has declared a distribution of $0.355 per share and a special distribution of $0.07 per share with respect to the quarter ending March 31, 2023. The distributions will be payable on April 4, 2023 to stockholders of record as of March 24, 2023.

Fourth Quarter 2022 Summary Highlights

●Net Asset Value of $332.4 million, or $14.30 per share, compared to $15.10 per share in 2021
●Investment portfolio(1) totaling $760.2 million
●STRS JV investment portfolio totaling $284.3 million
●Gross investment deployments(2) of $49.8 million for the fourth quarter, including new originations of $42.1 million and $7.7 million of fundings for add-ons to existing investments
●Gross investment deployments(2) of $221.0 million for the year, including new originations of $166.6 million and $54.4 million of fundings for add-ons to existing investments
●Net investment income of $11.1 million, or $0.476 per share, for the fourth quarter
●Core net investment income of $11.1 million, or $0.476 per share(3), for the fourth quarter
●Annual net investment income of $37.3 million, or $1.604 per share
●Annual core net investment income of $35.5 million, or $1.526 per share(3)
●Annual distributions of $1.47 per share, including special distribution of $0.05 per share

Recent Developments

In February 2023, the Company, together with State Teachers Retirement System of Ohio, a public pension fund established under Ohio law (“STRS Ohio”), increased their capital commitments to their joint venture, WHF STRS Ohio Senior Loan Fund LLC (the “WHF STRS JV”), by $25 million. The increased commitment will be funded by an incremental $15 million investment from WhiteHorse Finance and an incremental $10 million investment from STRS Ohio bringing total capital commitments to the WHF STRS JV to $175 million.

Stuart Aronson, WhiteHorse Finance’s Chief Executive Officer, commented, “I am pleased to report WhiteHorse recorded its highest quarterly Core NII since our IPO in 2012 due to the positive impact of an interest rate environment on our debt portfolio comprised of floating rate investments. While we marked down some assets during the quarter, largely due to market pricing, our portfolio companies are performing well against a challenging economic backdrop. The investments in our existing portfolio were underwritten at modest leverage levels and are generally well positioned to service our debt in a rising interest rate environment. Additionally, our portfolio remains overwhelmingly represented by non-cyclical or light cyclical borrowers. The current market environment offers exceptionally attractive terms, and we are being cautious in the face of a weakening economy and remain focused on credits with compelling risk return characteristics. As previously announced, WhiteHorse, together with STRS Ohio, have increased our capital commitments to our joint venture by $25 million, bringing total capital commitments to the JV to $175 million. We believe WhiteHorse’s equity investment in the joint venture provides attractive returns for shareholders and is particularly relevant given the current market backdrop. Given the joint venture’s return on equity, we look forward to utilizing the new capital commitment as we seek to increase our exposure to a highly accretive earnings stream. WhiteHorse is equipped to take advantage of the current lender friendly market conditions as our pipeline activity remains high, and our three-tier architecture continues to provide the BDC differentiated sourcing capabilities. The strength of the pipeline enables us to be meticulous in our deal selection and lead to earnings accretion and continued coverage of our dividend.”

Portfolio and Investment Activity

As of December 31, 2022, the fair value of WhiteHorse Finance’s investment portfolio was $760.2 million, compared with $819.2 million as of December 31, 2021. The portfolio as of December 31, 2022 consisted of 115 positions across 72 companies with a weighted average effective yield of 12.6% on income-producing debt investments. The average debt investment size (excluding investments in STRS JV (as defined below)) was $7.0 million with the overall portfolio comprised of approximately 81.3% first lien secured loans, 2.7% second lien secured loans, 2.8% equity and 13.2% in investments in STRS JV. Almost all loans were variable rate investments (primarily indexed to the London Interbank Offered Rate or Secured Overnight Financing Rate) with fixed rate securities representing only 0.4% of loans at fair value. Nearly all performing floating rate investments have interest rate floors.

During the three months ended December 31, 2022, WhiteHorse Finance made investments in six new portfolio companies for a total of $42.1 million, added a total of $7.7 million to existing portfolio companies, and made net fundings of $4.0 million to revolver loans. Proceeds from sales and repayments totaled approximately $40.7 million for the three months ended December 31, 2022, driven by three full realizations in Escalon Services Inc., CHS Therapy, LLC and Access USA Shipping, LLC.

In addition to the transactions discussed above, during the three months ended December 31, 2022, WhiteHorse Finance transferred assets comprised of one new portfolio company totaling $8.0 million to STRS JV in exchange for cash proceeds.

During the year ended December 31, 2022, WhiteHorse Finance invested $166.6 million across 19 new portfolio companies. The Company also invested $54.4 million in existing portfolio companies. Proceeds from sales and repayments totaled approximately $183.3 million for the year.

In addition to the transactions above, during the year ended December 31, 2022, WhiteHorse Finance transferred assets totaling $108.5 million in exchange for a net investment in STRS JV of $25 million as well as cash proceeds of $83.5 million. As of December 31, 2022, the Company’s investment in STRS JV was approximately $100.2 million, at fair value.

WHF STRS Ohio Senior Loan Fund LLC

As of December 31, 2022, STRS JV’s portfolio totaled $284.3 million, consisted of 28 portfolio companies and had a weighted average effective yield of 11.3% on its portfolio.

Results of Operations

For the three months and year ended December 31, 2022, the Company’s net investment income was approximately $11.1 million and $37.3 million, compared with approximately $7.5 million and 28.8 million for the same periods in the prior year, representing an increase of approximately 48.0% and 29.5%, respectively. The increase in net investment income for the year-over-year period was primarily attributable to higher investment income from interest income and STRS JV due to larger portfolio sizes in both the Company and STRS JV and an increase in base rates. This was partially offset by an increase in interest expense, due to higher borrowing balance and base rates, and higher management fee due to growth in average assets as compared to the same period in the prior year. For the three months ended December 31, 2022, the Company’s investment in STRS JV generated an annualized, gross investment yield of approximately 15.5%.

For the three months and year ended December 31, 2022, core net investment income(3) was $11.1 million and $35.5 million, or $0.476 per share and $1.526 per share, respectively, compared with $7.3 million and $29.7 million, or $0.322 per share and $1.405 per share, respectively, for the same periods in the prior year.

For the three months and year ended December 31, 2022, WhiteHorse Finance reported a net realized and unrealized loss on investments and foreign currency transactions of $12.3 million and $21.6 million, respectively. This compares with the three months and year ended December 31, 2021 net realized and unrealized loss on investments and foreign currency transactions of $4.3 million and a net realized and unrealized gain on investments and foreign currency transactions of $1.3 million, respectively. The decrease for the year-over-year period was primarily attributable to markdowns on the portfolio in the current quarter.

WhiteHorse Finance reported a net decrease in net assets resulting from operations of approximately $1.2 million for the three months ended December 31, 2022 and a net increase in net assets resulting from operations of approximately $15.7 million for the year ended December 31, 2022, which compares with a net increase of $3.1 million and $30.1 million for the three months and year ended December 31, 2021, respectively.

WhiteHorse Finance’s net asset value was $332.4 million, or $14.30 per share, as of December 31, 2022, compared with $343.0 million, or $14.76 per share, as of September 30, 2022. As of December 31, 2021, WhiteHorse Finance’s net asset value was $349.8 million, or $15.10 per share.

Liquidity and Capital Resources

As of December 31, 2022, WhiteHorse Finance had cash and cash equivalents of $26.3 million, compared with $19.3 million as of September 30, 2022, inclusive of restricted cash. As of December 31, 2022, the Company also had $79.9 million of undrawn capacity under its revolving credit facility.

Distributions

The Company's Board of Directors has declared a distribution of $0.355 per share and a special distribution of $0.07 per share with respect to the quarter ending March 31, 2023. The distributions will be payable on April 4, 2023 to stockholders of record as of March 24, 2023.

On November 14, 2022, the Company declared a distribution of $0.355 per share for the quarter ended December 31, 2022, consistent with distributions declared for the forty-first consecutive quarter since the Company’s initial public offering. The distribution was paid on January 4, 2023 to stockholders of record as of December 21, 2022.

Distributions are paid from taxable earnings and may include return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in the Company’s periodic reports filed with the Securities and Exchange Commission.

Conference Call

WhiteHorse Finance will host a conference call to discuss its fourth quarter and full year results for the period ended December 31, 2022 at 1:00 p.m. ET on Thursday, March 2, 2023. To access the teleconference, please dial 800-245-3047 (domestic and international) approximately 10 minutes before the teleconference’s scheduled start time and reference ID #WHFQ422. Investors may also access the call on the investor relations portion of the Company’s website www.whitehorsefinance.com.

If you are unable to access the live teleconference, a replay will be available beginning approximately two hours after the call’s completion through March 9, 2023. The teleconference replay can be accessed by dialing 800-839-8318 (domestic and international). A webcast replay will also be available on the investor relations portion of the Company’s website at www.whitehorsefinance.com.

About WhiteHorse Finance, Inc.

WhiteHorse Finance is a business development company that originates and invests in loans to privately held, lower middle market companies across a broad range of industries. The Company’s investment activities are managed by H.I.G. WhiteHorse Advisers, LLC, an affiliate of H.I.G. Capital, LLC, (“H.I.G. Capital”). H.I.G. Capital is a leading global alternative asset manager with $55 billion of capital under management(4) across a number of funds focused on the small and mid-cap markets. For more information about H.I.G. Capital, please visit http://www.higcapital.com. For more information about the Company, please visit http://www.whitehorsefinance.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

(1) Includes investments in WHF STRS Ohio Senior Loan Fund LLC (“STRS JV”), an unconsolidated joint venture, totaling $100.2 million, at fair value.

(2) Excludes investments made in STRS JV.

(3) “Core net investment income” is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company’s financial performance excluding (i) the net impact of costs associated with the refinancing of the Company’s indebtedness, (ii) the accrual of the capital gains incentive fee attributable to net realized and unrealized gains and losses, and (iii) excise and other income taxes related to such net realized gains and losses (net of incentive fees). The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Additional information on core net investment income and a reconciliation of core net investment income to its most directly comparable GAAP financial measure, net investment income, are set forth in Schedule 1 hereto.

(4) Based on total capital commitments managed by H.I.G. Capital and affiliates.

SCHEDULE 1

As a supplement to GAAP financial measures, the Company has provided information relating to core net investment income, which is a non-GAAP measure. This measure is provided in addition to, but not as a substitute for, net investment income determined in accordance with GAAP. The Company’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures. Core net investment income represents net investment income adjusted to exclude the net impact of costs associated with the refinancing of the Company’s indebtedness, the accrual of the capital gains incentive fee attributable to net realized and unrealized gains and losses, and excise or other income taxes related to such net realized gains and losses (net of incentive fees). There were no excise or other income taxes related to net realized gains and losses for the quarters and years ended December 31, 2022 and December 31, 2021.

The following table provides a reconciliation of net investment income to core net investment income for the three months ended December 31, 2022 and December 31, 2021 (in thousands, except per share data):

	December 31, 2022		December 31, 2021
	Amount	Per Share	Amount	Per Share
		Amounts		Amounts
Net investment income	$11,074	$0.476	$7,454	$0.331
Net impact of costs associated with refinancing of indebtedness	-	-	662	0.029
Accrual for capital gains incentive fee	-	-	(863)	(0.038)
Net impact of excise tax expense related to net realized gains and losses	-	-	-	-
Core net investment income	$11,074	$0.476	$7,253	$0.322

The following table provides a reconciliation of net investment income to core net investment income for the years ended December 31, 2022 and December 31, 2021 (in thousands, except per share data):

	December 31, 2022		December 31, 2021
	Amount	Per Share	Amount	Per Share
		Amounts		Amounts
Net investment income	$37,258	$1.604	$28,791	$1.361
Net impact of costs associated with refinancing of indebtedness	-	-	662	0.032
Accrual for capital gains incentive fee	(1,803)	(0.078)	261	0.012
Net impact of excise tax expense related to net realized gains and losses	-	-	-	-
Core net investment income	$35,455	$1.526	$29,714	$1.405

WhiteHorse Finance, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	December 31, 2022	December 31, 2021
Assets
Investments, at fair value
Non-controlled/non-affiliate company investments	$650,535	$736,727
Non-controlled affiliate company investments	9,533	6,874
Controlled affiliate company investments	100,160	75,607
Total investments, at fair value (amortized cost $782,429 and $831,960, respectively)	760,228	819,208
Cash and cash equivalents	9,508	12,185
Restricted cash and cash equivalents	14,683	9,814
Restricted foreign currency (cost of $2,066 and $464, respectively)	2,073	469
Interest and dividend receivable	7,814	7,521
Amounts receivable on unsettled investment transactions	283	—
Escrow receivable	711	515
Prepaid expenses and other receivables	1,174	1,307
Total assets	$796,474	$851,019

Liabilities
Debt (net of unamortized debt issuance costs of $4,718 and $5,679, respectively)	$440,427	$475,958
Distributions payable	8,251	8,222
Management fees payable	3,860	3,766
Incentive fees payable	5,618	7,958
Interest payable	2,774	2,087
Accounts payable and accrued expenses	2,329	2,438
Advances received from unfunded credit facilities	825	839
Unrealized depreciation on foreign currency forward contracts	3	—
Total liabilities	$464,087	$501,268

Commitments and contingencies

Net assets
Common stock, 23,243,088 and 23,162,667 shares issued and outstanding, par value $0.001 per share, respectively, and 100,000,000 shares authorized	23	23
Paid-in capital in excess of par	339,240	339,161
Accumulated earnings (losses)	(6,876)	10,567
Total net assets	332,387	349,751
Total liabilities and total net assets	$796,474	$851,019
Number of shares outstanding	23,243,088	23,162,667
Net asset value per share	$14.30	$15.10

WhiteHorse Finance, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Year ended December 31,
	2022	2021	2020
Investment income
From non-controlled/non-affiliate company investments
Interest income	$69,731	$59,845	$54,039
Fee income	3,474	2,621	1,988
Dividend income	300	273	133
From non-controlled affiliate company investments
Interest income	339	—	—
Dividend income	321	1,190	1,183
From controlled affiliate company investments
Interest income	6,385	3,307	2,595
Dividend income	6,977	4,907	1,761
Total investment income	87,527	72,143	61,699
Expenses
Interest expense	21,940	16,594	13,125
Base management fees	15,600	13,975	12,464
Performance-based incentive fees	7,059	7,524	7,619
Administrative service fees	683	683	683
General and administrative expenses	3,963	3,572	2,909
Total expenses	49,245	42,348	36,800
Net investment income before excise tax	38,282	29,795	24,899
Excise tax	1,024	1,004	742
Net investment income after excise tax	37,258	28,791	24,157

Realized and unrealized gains (losses) on investments and foreign currency transactions
Net realized gains (losses)
Non-controlled/non-affiliate company investments	(15,683)	7,994	4,118
Non-controlled affiliate company investments	1,725	562	—
Foreign currency transactions	(310)	262	70
Foreign currency forward contracts	—	(3)	(25)
Net realized gains (losses)	(14,268)	8,815	4,163
Net change in unrealized appreciation (depreciation)
Non-controlled/non-affiliate company investments	(3,505)	(9,501)	4,685
Non-controlled affiliate company investments	(5,239)	1,187	(878)
Controlled affiliate company investments	(447)	708	(464)
Translation of assets and liabilities in foreign currencies	1,887	94	22
Foreign currency forward contracts	(3)	—	—
Net change in unrealized appreciation (depreciation)	(7,307)	(7,512)	3,365
Net realized and unrealized gains (losses) on investments and foreign currency transactions	(21,575)	1,303	7,528
Net increase in net assets resulting from operations	$15,683	$30,094	$31,685

Per Common Share Data
Basic and diluted earnings per common share	$0.68	$1.42	$1.55
Dividends and distributions declared per common share	$1.47	$1.56	$1.55
Basic and diluted weighted average common shares outstanding	23,229,552	21,150,168	20,546,032

WhiteHorse Finance, Inc.

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

Issuer	Investment Type(1)	Floor	Reference Rate(2)	Spread Above Index	Interest Rate(3)	Acquisition Date(10)	Maturity Date	Principal/ Share Amount	Amortized Cost	Fair Value(11)	Fair Value As A Percentage of Net Assets
North America
Debt Investments
Air Freight & Logistics
Gulf Winds International Acquisition, LLC (d/b/a Gulf Winds International, Inc.)	First Lien Secured Term Loan	1.00%	SOFR	7.00%	11.43%	12/16/22	12/18/28	4,853	$4,708	$4,708	1.42%
Gulf Winds International Acquisition, LLC (d/b/a Gulf Winds International, Inc.)⁽⁷⁾	First Lien Secured Revolving Loan	1.00%	SOFR	7.00%	11.43%	12/16/22	12/18/28	—	—	—	—
Motivational Marketing, LLC (d/b/a Motivational Fulfillment)	First Lien Secured Term Loan	1.00%	LIBOR	6.25%	10.59%	07/12/21	07/12/26	11,113	10,956	10,749	3.23
Motivational Marketing, LLC (d/b/a Motivational Fulfillment)⁽⁷⁾⁽¹²⁾	First Lien Secured Revolving Loan	1.00%	Base Rate	5.56%	11.21%	07/12/21	07/12/26	158	155	133	0.04
									15,819	15,590	4.69
Alternative Carriers
Patagonia Holdco LLC (d/b/a Lumen LATAM)	First Lien Secured Term Loan	0.50%	SOFR	5.75%	9.96%	08/05/22	08/01/29	14,588	12,105	12,068	3.63
									12,105	12,068	3.63
Application Software
Atlas Purchaser, Inc. (d/b/a Aspect Software, Inc.)	First Lien Secured Term Loan	0.75%	LIBOR	5.25%	8.68%	08/29/22	05/08/28	3,097	2,611	2,556	0.76
Atlas Purchaser, Inc. (d/b/a Aspect Software, Inc.)	Second Lien Secured Term Loan	0.75%	LIBOR	9.00%	14.20%	05/03/21	05/07/29	15,000	14,642	11,969	3.59
MBS Highway, LLC	First Lien Secured Term Loan	1.00%	SOFR	7.50%	11.92%	10/13/22	10/13/27	9,476	9,250	9,250	2.78
Naviga Inc. (f/k/a Newscycle Solutions, Inc.)	First Lien Secured Term Loan	1.00%	SOFR	7.00%	11.68%	10/06/22	12/29/23	3,180	3,177	3,084	0.93
Naviga Inc. (f/k/a Newscycle Solutions, Inc.)⁽⁷⁾⁽¹²⁾	First Lien Secured Revolving Loan	1.00%	Base Rate	6.63%	12.19%	10/06/22	12/29/23	267	267	258	0.08
									29,947	27,117	8.14
Asset Management & Custody Banks
JZ Capital Partners Ltd.(4)(5)	First Lien Secured Term Loan	1.00%	LIBOR	7.00%	11.33%	01/26/22	01/26/27	10,286	10,118	10,135	3.05
JZ Capital Partners Ltd.(4)(5)(7)	First Lien Secured Delayed Draw Loan	1.00%	LIBOR	7.00%	11.33%	01/26/22	01/26/27	—	—	9	—
									10,118	10,144	3.05
Automotive Retail
Team Car Care Holdings, LLC (Heartland Auto)⁽¹²⁾	First Lien Secured Term Loan	1.00%	Base Rate	7.98%	11.83%	02/16/18	06/28/24	14,363	14,311	14,363	4.32
									14,311	14,363	4.32
Broadcasting
Coastal Television Broadcasting Group LLC	First Lien Secured Term Loan	1.00%	SOFR	6.50%	10.80%	12/30/21	12/30/26	8,036	7,908	7,785	2.34
Coastal Television Broadcasting Group LLC(7)	First Lien Secured Revolving Loan	1.00%	SOFR	6.50%	10.80%	12/30/21	12/30/26	—	—	(5)	—
									7,908	7,780	2.34
Building Products
PFB Holdco, Inc. (d/b/a PFB Corporation)⁽¹³⁾	First Lien Secured Term Loan	1.00%	CDOR	6.00%	10.52%	12/17/21	12/17/26	8,935	6,879	6,504	1.95
PFB Holdco, Inc. (d/b/a PFB Corporation)⁽⁷⁾⁽¹³⁾	First Lien Secured Revolving Loan	1.00%	CDOR	6.00%	10.52%	12/17/21	12/17/26	—	—	2	—
PFB Holdco, Inc. (d/b/a PFB Corporation)	First Lien Secured Term Loan	1.00%	LIBOR	6.00%	10.17%	12/17/21	12/17/26	2,176	2,141	2,144	0.65
PFB Holdco, Inc. (d/b/a PFB Corporation)⁽⁷⁾	First Lien Secured Revolving Loan	1.00%	LIBOR	6.00%	10.17%	12/17/21	12/17/26	—	—	—	—
Trimlite Buyer LLC (d/b/a Trimlite LLC)⁽⁵⁾⁽¹³⁾	First Lien Secured Term Loan	1.00%	CDOR	6.00%	10.88%	07/27/21	07/27/26	20,582	16,162	14,926	4.49
									25,182	23,576	7.09
Cable & Satellite
Bulk Midco, LLC	First Lien Secured Term Loan	1.00%	LIBOR	7.50%	11.64%	10/28/22	06/10/24	19,228	19,126	18,525	5.57
Bulk Midco, LLC	First Lien Secured Revolving Loan	1.00%	LIBOR	7.50%	11.64% (10.64% Cash + 1.00% PIK)	10/28/22	06/10/24	2,000	1,963	1,964	0.59
									21,089	20,489	6.16
Commodity Chemicals
FGI Acquisition Corp. (d/b/a Flexitallic Group SAS)	First Lien Secured Term Loan	1.00%	SOFR	7.00%	11.73% (11.23% Cash + 0.50% PIK)	10/28/19	10/29/26	16,350	15,794	15,859	4.77
US Methanol Midco LLC (d/b/a US Methanol LLC)⁽²⁴⁾	First Lien Secured Term Loan	1.00%	SOFR	7.75%	12.17% PIK	12/20/22	12/20/27	4,667	4,551	4,551	1.37
US Methanol Midco LLC (d/b/a US Methanol LLC)⁽⁷⁾⁽²⁴⁾	First Lien Secured Delayed Draw Loan	1.00%	SOFR	7.75%	12.17% PIK	12/20/22	12/20/27	—	—	—	—
									20,345	20,410	6.14

WhiteHorse Finance, Inc.

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

Issuer	Investment Type(1)	Floor	Reference Rate(2)	Spread Above Index	Interest Rate(3)	Acquisition Date(10)	Maturity Date	Principal/ Share Amount	Amortized Cost	Fair Value(11)	Fair Value As A Percentage of Net Assets
Construction Materials
Claridge Products and Equipment, LLC	First Lien Secured Term Loan	1.00%	LIBOR	6.50%	11.23%	12/30/20	12/29/25	7,079	$6,994	$6,727	2.01%
Claridge Products and Equipment, LLC(7)(12)	First Lien Secured Revolving Loan	1.00%	Base Rate	5.88%	12.28%	12/30/20	12/29/25	779	772	732	0.22
									7,766	7,459	2.23
Data Processing & Outsourced Services
Future Payment Technologies, L.P.	First Lien Secured Term Loan	1.00%	LIBOR	8.25%	12.37%	12/23/16	06/07/24	22,911	22,776	22,817	6.86
									22,776	22,817	6.86
Distributors
Foodservices Brand Group, LLC (d/b/a Crown Brands Group)	First Lien Secured Term Loan	1.00%	SOFR	8.00%	12.80%	11/22/22	12/09/25	357	357	330	0.10
Foodservices Brand Group, LLC (d/b/a Crown Brands Group)⁽¹⁹⁾	Second Lien Secured Term Loan	1.50%	SOFR	6.50%	10.92%	11/22/22	01/08/26	5,171	5,108	3,841	1.16
									5,465	4,171	1.26
Diversified Chemicals
Manchester Acquisition Sub LLC (d/b/a Draslovka Holding AS)	First Lien Secured Term Loan	0.75%	SOFR	5.75%	10.30%	11/16/21	11/16/26	7,920	7,578	6,731	2.03
Sklar Holdings, Inc. (d/b/a Starco)	First Lien Secured Term Loan	1.00%	Prime	8.75%	16.25% (14.25% Cash + 2.00% PIK)	11/13/19	05/13/23	7,353	7,302	6,537	1.97
									14,880	13,268	4.00
Diversified Support Services
NNA Services, LLC	First Lien Secured Term Loan	1.00%	LIBOR	6.75%	11.48%	08/27/21	08/27/26	11,302	11,199	10,833	3.26
									11,199	10,833	3.26
Education Services
EducationDynamics, LLC	First Lien Secured Term Loan	1.00%	LIBOR	7.00%	11.39% (10.89% Cash + 0.50% PIK)	09/15/21	09/15/26	13,053	12,861	12,663	3.80
EducationDynamics, LLC(4)(7)	First Lien Secured Delayed Draw Loan	1.00%	LIBOR	7.00%	11.39% (10.89% Cash + 0.50% PIK)	09/15/21	09/15/26	—	—	(26)	(0.01)
EducationDynamics, LLC(7)	First Lien Secured Revolving Loan	1.00%	LIBOR	7.00%	11.39% (10.89% Cash + 0.50% PIK)	09/15/21	09/15/26	—	—	(18)	(0.01)
EducationDynamics, LLC(4)	Subordinated Unsecured Term Loan	N/A	N/A	4.00%	4.00%	09/15/21	03/15/27	167	167	167	0.05
									13,028	12,786	3.83
Electric Utilities
CleanChoice Energy, Inc. (d/b/a CleanChoice)	First Lien Secured Term Loan	1.00%	LIBOR	7.25%	11.33%	10/12/21	10/12/26	10,500	10,341	10,411	3.13
									10,341	10,411	3.13
Environmental & Facilities Services
Industrial Specialty Services USA LLC	First Lien Secured Term Loan	1.00%	LIBOR	6.25%	10.98%	12/31/21	12/31/26	11,887	11,697	11,559	3.48
Industrial Specialty Services USA LLC(7)(12)	First Lien Secured Revolving Loan	1.00%	Base Rate	5.90%	11.41%	12/31/21	12/31/26	674	663	649	0.20
Solar Holdings Bidco Limited (d/b/a SLR Consulting Ltd.)⁽⁵⁾⁽¹⁵⁾	First Lien Secured Term Loan	0.50%	SOFR	6.75%	11.05%	09/30/22	09/28/29	2,783	2,709	2,713	0.82
Solar Holdings Bidco Limited (d/b/a SLR Consulting Ltd.)⁽⁵⁾⁽¹³⁾⁽¹⁵⁾	First Lien Secured Term Loan	0.50%	CDOR	6.75%	11.61%	09/30/22	09/28/29	3,837	2,729	2,749	0.83
Solar Holdings Bidco Limited (d/b/a SLR Consulting Ltd.)⁽⁵⁾⁽¹⁵⁾⁽²²⁾	First Lien Secured Term Loan	0.00%	SONIA	6.75%	10.18%	09/30/22	09/28/29	168	182	199	0.06
Solar Holdings Bidco Limited (d/b/a SLR Consulting Ltd.)⁽⁵⁾⁽¹⁵⁾	First Lien Secured Delayed Draw Loan	0.50%	SOFR	6.75%	11.05%	09/30/22	09/28/29	53	51	52	0.02
Solar Holdings Bidco Limited (d/b/a SLR Consulting Ltd.)⁽⁵⁾⁽⁷⁾⁽¹⁵⁾⁽²³⁾	First Lien Secured Delayed Draw Loan	0.50%	SOFR	6.75%	11.05%	09/30/22	09/28/29	—	—	(62)	(0.02)
									18,031	17,859	5.39
Health Care Facilities
Bridgepoint Healthcare, LLC	First Lien Secured Term Loan	1.00%	LIBOR	7.75%	12.04%	10/05/21	10/05/26	10,423	10,266	10,161	3.06
Bridgepoint Healthcare, LLC(7)	First Lien Secured Delayed Draw Loan	1.00%	LIBOR	7.75%	12.04%	10/05/21	10/05/26	—	—	(14)	—
Bridgepoint Healthcare, LLC(7)	First Lien Secured Revolving Loan	1.00%	LIBOR	7.75%	12.04%	10/05/21	10/05/26	—	—	(16)	—
									10,266	10,131	3.06

WhiteHorse Finance, Inc.

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

Issuer	Investment Type(1)	Floor	Reference Rate(2)	Spread Above Index	Interest Rate(3)	Acquisition Date(10)	Maturity Date	Principal/ Share Amount	Amortized Cost	Fair Value(11)	Fair Value As A Percentage of Net Assets
Health Care Services
Lab Logistics, LLC	First Lien Secured Term Loan	1.00%	SOFR	7.25%	11.67%	10/16/19	09/25/23	5,487	$5,446	$5,487	1.65%
Lab Logistics, LLC	First Lien Secured Delayed Draw Loan	1.00%	SOFR	7.25%	11.67%	10/16/19	09/25/23	5,131	5,124	5,131	1.54
PG Dental New Jersey Parent, LLC	First Lien Secured Term Loan	1.00%	LIBOR	9.00%	13.32% (12.57% Cash + 0.75% PIK)	11/25/20	11/25/25	13,495	13,324	12,415	3.74
PG Dental New Jersey Parent, LLC(7)	First Lien Secured Revolving Loan	1.00%	LIBOR	8.25%	12.57% (11.82% Cash + 0.75% PIK)	11/25/20	11/25/25	352	347	300	0.09
									24,241	23,333	7.02
Health Care Supplies
ABB/Con-cise Optical Group LLC (d/b/a ABB Optical Group, LLC)	First Lien Secured Term Loan	0.75%	LIBOR	7.50%	12.67%	02/23/22	02/23/28	21,573	21,110	20,997	6.32
ABB/Con-cise Optical Group LLC (d/b/a ABB Optical Group, LLC)⁽⁷⁾⁽¹²⁾	First Lien Secured Revolving Loan	0.75%	Base Rate	6.51%	13.98%	02/23/22	02/23/28	2,151	2,105	2,093	0.63
									23,215	23,090	6.95
Heavy Electrical Equipment
PPS CR Acquisition, Inc. (d/b/a Power Plant Services)	First Lien Secured Term Loan	1.00%	LIBOR	6.25%	10.98%	06/25/21	06/25/26	14,130	13,922	13,774	4.14
PPS CR Acquisition, Inc. (d/b/a Power Plant Services)⁽⁷⁾	First Lien Secured Delayed Draw Loan	1.00%	LIBOR	6.25%	10.98%	07/11/22	06/25/26	—	—	(34)	(0.01)
PPS CR Acquisition, Inc. (d/b/a Power Plant Services)⁽⁷⁾⁽¹²⁾	First Lien Secured Revolving Loan	1.00%	Base Rate	5.96%	11.36%	06/25/21	06/25/24	836	828	780	0.23
									14,750	14,520	4.36
Home Furnishings
Sleep OpCo LLC (d/b/a Brooklyn Bedding LLC)	First Lien Secured Term Loan	1.00%	LIBOR	6.50%	10.40%	10/12/21	10/12/26	20,834	20,517	20,210	6.08
Sleep OpCo LLC (d/b/a Brooklyn Bedding LLC)⁽⁷⁾	First Lien Secured Revolving Loan	1.00%	LIBOR	6.50%	10.40%	10/12/21	10/12/26	—	—	(39)	(0.01)
Hollander Intermediate LLC (d/b/a Hollander Sleep Products, LLC)	First Lien Secured Term Loan	2.00%	SOFR	8.75%	13.19%	09/19/22	09/21/26	4,861	4,821	4,609	1.39
									25,338	24,780	7.46
Household Appliances
Token Buyer, Inc. (d/b/a Therm-O-Disc, Inc.)	First Lien Secured Term Loan	0.50%	SOFR	6.00%	10.73%	05/26/22	05/31/29	7,214	6,680	6,615	1.99
									6,680	6,615	1.99
Household Products
The Kyjen Company, LLC (d/b/a Outward Hound)	First Lien Secured Term Loan	1.00%	SOFR	7.00%	11.65% (11.15% Cash + 0.50% PIK)	04/05/21	04/05/26	11,334	11,223	10,429	3.14
The Kyjen Company, LLC (d/b/a Outward Hound)	First Lien Secured Revolving Loan	1.00%	SOFR	6.58%	10.90% (10.40% Cash + 0.50% PIK)	04/05/21	04/05/26	798	790	724	0.22
									12,013	11,153	3.36
Industrial Machinery
BLP Buyer, Inc. (d/b/a Bishop Lifting Products, Inc.)	First Lien Secured Term Loan	1.25%	SOFR	6.50%	10.21%	10/03/22	02/01/27	2,149	2,098	2,091	0.63
Project Castle, Inc. (d/b/a Material Handling Systems, Inc.)	First Lien Secured Term Loan	0.50%	SOFR	5.50%	10.08%	06/09/22	06/01/29	8,355	7,535	7,269	2.19
									9,633	9,360	2.82
Interactive Media & Services
MSI Information Services, Inc.	First Lien Secured Term Loan	1.00%	SOFR	7.75%	12.17%	04/25/22	04/24/26	7,751	7,623	7,554	2.27
MSI Information Services, Inc.(7)	First Lien Secured Revolving Loan	1.00%	SOFR	7.75%	12.17%	04/25/22	04/24/26	—	—	(9)	—
									7,623	7,545	2.27
Internet & Direct Marketing Retail
BBQ Buyer, LLC (d/b/a BBQ Guys)	First Lien Secured Term Loan	1.50%	LIBOR	9.00%	13.38% (12.38% Cash + 1.00% PIK)	08/28/20	08/28/25	12,720	12,550	12,465	3.75
BBQ Buyer, LLC (d/b/a BBQ Guys)	First Lien Secured Delayed Draw Loan	1.50%	LIBOR	9.00%	13.38% (12.38% Cash + 1.00% PIK)	04/29/22	08/28/25	2,593	2,557	2,541	0.76
Luxury Brand Holdings, Inc. (d/b/a Ross-Simons, Inc.)	First Lien Secured Term Loan	1.00%	LIBOR	6.50%	10.91%	12/04/20	06/04/26	5,880	5,807	5,880	1.77
Potpourri Group, Inc.	First Lien Secured Term Loan	1.50%	LIBOR	8.25%	12.47%	07/03/19	07/03/24	14,187	14,091	14,187	4.27
									35,005	35,073	10.55

WhiteHorse Finance, Inc.

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

Issuer	Investment Type(1)	Floor	Reference Rate(2)	Spread Above Index	Interest Rate(3)	Acquisition Date(10)	Maturity Date	Principal/ Share Amount	Amortized Cost	Fair Value(11)	Fair Value As A Percentage of Net Assets
Investment Banking & Brokerage
JVMC Holdings Corp. (fka RJO Holdings Corp)	First Lien Secured Term Loan	1.00%	LIBOR	6.50%	10.88%	02/28/19	02/28/24	11,860	$11,833	$11,860	3.57%
									11,833	11,860	3.57
IT Consulting & Other Services
ATSG, Inc.	First Lien Secured Term Loan	1.00%	LIBOR	6.50%	11.14%	11/12/21	11/12/26	13,833	13,620	13,487	4.06
									13,620	13,487	4.06
Leisure Facilities
Honors Holdings, LLC (d/b/a Orange Theory)⁽¹⁵⁾⁽¹⁶⁾	First Lien Secured Term Loan	1.00%	SOFR	7.12%	11.73%	09/06/19	09/06/24	9,440	9,344	9,254	2.78
Honors Holdings, LLC (d/b/a Orange Theory)⁽¹⁵⁾⁽¹⁶⁾	First Lien Secured Delayed Draw Loan	1.00%	SOFR	7.00%	11.62%	09/06/19	09/06/24	4,649	4,621	4,557	1.37
Lift Brands, Inc. (d/b/a Snap Fitness)	First Lien Secured Term Loan A	1.00%	LIBOR	7.50%	11.88%	06/29/20	06/29/25	5,574	5,531	5,520	1.66
Lift Brands, Inc. (d/b/a Snap Fitness)	First Lien Secured Term Loan B	N/A	N/A	9.50%	9.50% (0.00% Cash + 9.50% PIK)	06/29/20	06/29/25	1,330	1,316	1,266	0.38
Snap Fitness Holdings, Inc. (d/b/a Lift Brands, Inc.)⁽⁹⁾	First Lien Secured Term Loan C	N/A	N/A	9.50%	9.50% (0.00% Cash + 9.50% PIK)	06/29/20	N/A	1,268	1,265	1,198	0.36
									22,077	21,795	6.55
Leisure Products
Playmonster Group LLC(6)(20)	Priority First Lien Secured Term Loan	1.00%	LIBOR	6.75%	11.47% PIK	12/09/22	06/08/26	184	176	176	0.05
Playmonster Group LLC(6)(20)	First Lien Secured Term Loan	1.00%	LIBOR	9.00%	13.36% PIK	01/24/22	06/08/26	3,663	3,664	2,977	0.90
Leviathan Intermediate Holdco, LLC	First Lien Secured Term Loan	1.00%	SOFR	7.50%	12.54%	12/27/22	12/27/27	10,452	10,139	10,138	3.05
Leviathan Intermediate Holdco, LLC⁽⁷⁾	First Lien Secured Revolving Loan	1.00%	SOFR	7.50%	12.54%	12/27/22	12/27/27	78	76	75	0.02
									14,055	13,366	4.02
Life Sciences Tools & Services
LSCS Holdings, Inc. (d/b/a Eversana Life Science Services, LLC)	Second Lien Secured Term Loan	0.50%	LIBOR	8.00%	12.38%	11/23/21	12/16/29	5,000	4,935	4,824	1.45
									4,935	4,824	1.45
Office Services & Supplies
American Crafts, LC	First Lien Secured Term Loan	1.00%	LIBOR	8.50%	12.88%	05/28/21	05/28/26	9,555	9,473	8,244	2.48
American Crafts, LC	First Lien Secured Delayed Draw Loan	1.00%	LIBOR	8.50%	12.88%	10/01/22	05/28/26	1,367	1,346	1,147	0.35
Empire Office, Inc.	First Lien Secured Term Loan	1.50%	LIBOR	6.75%	11.13%	04/12/19	04/12/24	11,806	11,728	11,687	3.52
Empire Office, Inc.(4)	First Lien Secured Delayed Draw Loan	1.50%	LIBOR	6.75%	11.13%	08/17/21	04/12/24	4,803	4,746	4,754	1.43
									27,293	25,832	7.78
Packaged Foods & Meats
Lenny & Larry's, LLC⁽¹⁵⁾⁽¹⁷⁾	First Lien Secured Term Loan	1.00%	LIBOR	8.33%	12.65% (10.94% Cash + 1.71% PIK)	05/15/18	05/15/23	11,214	11,198	10,941	3.30
									11,198	10,941	3.30
Personal Products
Inspired Beauty Brands, Inc.	First Lien Secured Term Loan	1.00%	LIBOR	7.00%	11.65%	12/30/20	12/30/25	11,519	11,381	11,159	3.36
Inspired Beauty Brands, Inc.(7)	First Lien Secured Revolving Loan	1.00%	LIBOR	7.00%	10.78%	12/30/20	12/30/25	265	262	252	0.08
Sunless, Inc.	First Lien Secured Term Loan	1.00%	LIBOR	6.50%	11.23%	06/30/22	08/13/25	2,086	2,051	2,071	0.62
									13,694	13,482	4.06
Real Estate Development
StoicLane MidCo, LLC (d/b/a StoicLane Inc.)	First Lien Secured Term Loan	1.00%	SOFR	7.50%	11.82%	11/04/22	11/04/27	4,653	4,540	4,540	1.37
StoicLane MidCo, LLC (d/b/a StoicLane Inc.)⁽⁷⁾	First Lien Secured Delayed Draw Loan	1.00%	SOFR	7.50%	12.20%	11/04/22	11/04/27	3,621	3,563	3,563	1.07
									8,103	8,103	2.44

WhiteHorse Finance, Inc.

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

Issuer	Investment Type(1)	Floor	Reference Rate(2)	Spread Above Index	Interest Rate(3)	Acquisition Date(10)	Maturity Date	Principal/ Share Amount	Amortized Cost	Fair Value(11)	Fair Value As A Percentage of Net Assets
Real Estate Operating Companies
HRG Management, LLC (d/b/a HomeRiver Group, LLC)⁽⁷⁾	First Lien Secured Delayed Draw Loan	1.00%	LIBOR	6.25%	10.48%	12/23/22	10/19/26	—	$—	$—	—%
Salon Republic Holdings, LLC (d/b/a Salon Republic, LLC)	First Lien Secured Term Loan	1.00%	SOFR	7.50%	11.73%	12/02/22	12/02/27	5,155	5,003	5,003	1.50
Salon Republic Holdings, LLC (d/b/a Salon Republic, LLC)⁽⁷⁾	First Lien Secured Delayed Draw Loan	1.00%	SOFR	7.00%	11.42%	12/02/22	12/02/27	56	55	55	0.02
Salon Republic Holdings, LLC (d/b/a Salon Republic, LLC)⁽⁷⁾	First Lien Secured Revolving Loan	1.00%	SOFR	7.00%	11.42%	12/02/22	12/02/27	258	251	251	0.08
									5,309	5,309	1.60
Research & Consulting Services
Aeyon LLC⁽¹⁵⁾	First Lien Secured Term Loan	1.00%	SOFR	8.88%	13.19%	02/10/22	02/10/27	8,910	8,764	8,641	2.60
ALM Media, LLC	First Lien Secured Term Loan	1.00%	LIBOR	6.50%	10.91%	11/25/19	11/25/24	13,388	13,286	13,255	3.99
									22,050	21,896	6.59
Specialized Consumer Services
Camp Facility Services Holdings, LLC (d/b/a Camp Construction Services, Inc.)	First Lien Secured Term Loan	1.00%	LIBOR	6.50%	10.89%	11/16/21	11/16/27	11,798	11,606	11,326	3.41
Camp Facility Services Holdings, LLC (d/b/a Camp Construction Services, Inc.)⁽⁴⁾⁽⁷⁾	First Lien Secured Delayed Draw Loan	1.00%	LIBOR	6.50%	10.89%	11/16/21	11/16/27	—	—	(96)	(0.03)
HC Salon Holdings, Inc. (d/b/a Hair Cuttery)	First Lien Secured Term Loan	1.00%	LIBOR	6.50%	11.23%	09/30/21	09/30/26	11,521	11,348	11,521	3.47
HC Salon Holdings, Inc. (d/b/a Hair Cuttery)⁽⁷⁾	First Lien Secured Revolving Loan	1.00%	LIBOR	6.50%	11.23%	09/30/21	09/30/26	—	—	10	—
True Blue Car Wash, LLC⁽¹⁵⁾	First Lien Secured Term Loan	1.00%	SOFR	6.88%	11.30%	10/17/19	10/17/24	9,903	9,822	9,942	2.99
True Blue Car Wash, LLC⁽⁷⁾⁽¹⁵⁾	First Lien Secured Delayed Draw Loan	1.00%	SOFR	6.50%	10.92%	10/17/19	10/17/24	4,160	4,107	4,189	1.26
									36,883	36,892	11.10
Specialized Finance
WHF STRS Ohio Senior Loan Fund LLC(4)(5)(9)(14)	Subordinated Note	N/A	LIBOR	6.50%	10.67%	07/19/19	N/A	80,000	80,000	80,000	24.07
									80,000	80,000	24.07
Systems Software
Arcstor Midco, LLC (d/b/a Arcserve (USA), LLC	First Lien Secured Term Loan	1.00%	SOFR	7.50%	11.92% (8.17% Cash + 3.75% PIK)	03/16/21	03/16/27	19,623	19,353	17,847	5.37
									19,353	17,847	5.37
Technology Hardware, Storage & Peripherals
Telestream Holdings Corporation	First Lien Secured Term Loan	1.00%	SOFR	9.25%	13.67%	10/15/20	10/15/25	15,846	15,556	15,762	4.74
Telestream Holdings Corporation(7)	First Lien Secured Revolving Loan	1.00%	SOFR	9.25%	13.67%	10/15/20	10/15/25	927	910	928	0.28
Telestream Holdings Corporation(7)	First Lien Secured Delayed Draw Loan	1.00%	SOFR	9.25%	13.67%	05/12/22	10/15/25	—	—	3	—
									16,466	16,693	5.02

Total Debt Investments									$735,943	$719,068	216.34%

Equity Investments(21)
Advertising
Avision Holdings, LLC (d/b/a Avision Sales Group)⁽⁴⁾	Class A LLC Interests	N/A	N/A	N/A	N/A	12/15/21	N/A	208	$258	$154	0.05%
									258	154	0.05
Air Freight & Logistics
Motivational CIV, LLC (d/b/a Motivational Fulfillment)⁽⁴⁾	Class B Units	N/A	N/A	N/A	N/A	07/12/21	N/A	1,250	1,250	517	0.16
									1,250	517	0.16
Building Products
PFB Holding Company, LLC (d/b/a PFB Corporation)⁽⁴⁾⁽¹³⁾	Class A Units	N/A	N/A	N/A	N/A	12/17/21	N/A	1	423	786	0.24
									423	786	0.24

WhiteHorse Finance, Inc.

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

Issuer	Investment Type(1)	Floor	Reference Rate(2)	Spread Above Index	Interest Rate(3)	Acquisition Date(10)	Maturity Date	Principal/ Share Amount	Amortized Cost	Fair Value(11)	Fair Value As A Percentage of Net Assets
Diversified Support Services
Quest Events, LLC(4)	Preferred Units	N/A	N/A	N/A	N/A	12/28/18	12/08/25	347	$347	$110	0.03%
ImageOne Industries, LLC(4)	Common A Units	N/A	N/A	N/A	N/A	09/20/19	N/A	229	4	92	0.03
									351	202	0.06
Education Services
Eddy Acquisitions, LLC (d/b/a EducationDynamics, LLC)⁽⁴⁾	Preferred Units	N/A	N/A	12.00%	12.00%	09/15/21	N/A	167	167	83	0.02
									167	83	0.02
Environmental & Facilities Services
BPII-JL Group Holdings LP (d/b/a Juniper Landscaping Holdings LLC)⁽⁴⁾	Class A Units	N/A	N/A	N/A	N/A	12/29/21	N/A	83	825	600	0.18
									825	600	0.18
Industrial Machinery
BL Products Parent, LP (d/b/a Bishop Lifting Products, Inc.)⁽⁴⁾	Class A Units	N/A	N/A	N/A	N/A	02/01/22	N/A	667	667	514	0.15
									667	514	0.15
Interactive Media & Services
What If Media Group, LLC(4)	Common Units	N/A	N/A	N/A	N/A	07/02/21	N/A	851	851	1,943	0.58
									851	1,943	0.58
Internet & Direct Marketing Retail
BBQ Buyer, LLC (d/b/a BBQGuys)⁽⁴⁾	Shares	N/A	N/A	N/A	N/A	08/28/20	N/A	1,100	1,100	1,404	0.42
Ross-Simons Topco, LP (d/b/a Ross-Simons, Inc.)⁽⁴⁾	Preferred Units	N/A	N/A	8.00%	8.00% PIK	12/04/20	N/A	600	514	714	0.21
									1,614	2,118	0.63
Investment Banking & Brokerage
Arcole Holding Corporation(4)(5)(6)(18)	Shares	N/A	N/A	N/A	N/A	10/01/20	N/A	—	6,944	6,380	1.92
									6,944	6,380	1.92
IT Consulting & Other Services
CX Holdco LLC (d/b/a Cennox Inc.)⁽⁴⁾	Common Units	N/A	N/A	N/A	N/A	05/04/21	N/A	1,068	1,116	1,558	0.47
Keras Holdings, LLC (d/b/a KSM Consulting, LLC)⁽⁴⁾	Shares	N/A	N/A	N/A	N/A	12/31/20	N/A	496	496	363	0.11
									1,612	1,921	0.58
Leisure Facilities
Snap Fitness Holdings, Inc. (d/b/a Lift Brands, Inc.)⁽⁴⁾	Class A Common Stock	N/A	N/A	N/A	N/A	06/29/20	N/A	2	1,941	131	0.04
Snap Fitness Holdings, Inc. (d/b/a Lift Brands, Inc.)⁽⁴⁾	Warrants	N/A	N/A	N/A	N/A	06/29/20	06/28/28	1	793	53	0.02
									2,734	184	0.06
Leisure Products
Playmonster Group Equity, Inc. (d/b/a Playmonster Group LLC)⁽⁴⁾⁽⁶⁾⁽⁸⁾⁽²⁰⁾	Preferred Stock	N/A	N/A	14.00%	14.00% PIK	01/24/22	N/A	36	3,600	—	0.01
Playmonster Group Equity, Inc. (d/b/a Playmonster Group LLC)⁽⁴⁾⁽⁶⁾⁽²⁰⁾	Common Stock	N/A	N/A	N/A	N/A	01/24/22	N/A	72	460	—	—
									4,060	—	0.01
Office Services & Supplies
American Crafts Holdings, LLC (d/b/a American Crafts, LC)⁽⁴⁾	Warrants	N/A	N/A	N/A	N/A	12/22/22	12/22/32	—	—	—	—
									—	—	—
Other Diversified Financial Services
SFS Global Holding Company (d/b/a Sigue Corporation)⁽⁴⁾	Warrants	N/A	N/A	N/A	N/A	06/28/18	12/28/25	—	—	—	—
Sigue Corporation(4)	Warrants	N/A	N/A	N/A	N/A	06/28/18	12/28/25	22	2,890	3,788	1.14
									2,890	3,788	1.14
Paper Packaging
Max Solutions Inc.(4)	Common Stock	N/A	N/A	N/A	N/A	09/29/22	N/A	4	400	283	0.09
									400	283	0.09

WhiteHorse Finance, Inc.

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

Issuer	Investment Type(1)	Floor	Reference Rate(2)	Spread Above Index	Interest Rate(3)	Acquisition Date(10)	Maturity Date	Principal/ Share Amount	Amortized Cost	Fair Value(11)	Fair Value As A Percentage of Net Assets
Real Estate Operating Companies
Salon Republic Holdings, LLC (d/b/a Salon Republic, LLC)⁽⁴⁾⁽⁸⁾	Preferred Stock	N/A	N/A	N/A	8.00% PIK	12/02/22	N/A	200	$200	$200	0.06%
Salon Republic Holdings, LLC (d/b/a Salon Republic, LLC)⁽⁴⁾	Common Stock	N/A	N/A	N/A	N/A	12/02/22	N/A	400	400	400	0.12
									600	600	0.18
Specialized Consumer Services
Camp Facility Services Parent, LLC (d/b/a Camp Construction Services, Inc.)⁽⁴⁾⁽⁸⁾	Preferred Units	N/A	N/A	10.00%	10.00% PIK	11/16/21	N/A	15	840	927	0.29
									840	927	0.29
Specialized Finance
WHF STRS Ohio Senior Loan Fund(4)(5)(14)	LLC Interests	N/A	N/A	N/A	N/A	07/19/19	N/A	20,000	20,000	20,160	6.07
									20,000	20,160	6.07

Total Equity Investments									$46,486	$41,160	12.41%

Total Investments									$782,429	$760,228	228.75%

WhiteHorse Finance, Inc.

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

Counterparty	Currency to be sold			Currency to be purchased		Settlement date	Unrealized appreciation	Unrealized depreciation
Morgan Stanley	C$	327	CAD	$241	USD	1/27/23	$—	$—
Morgan Stanley		£59	GBP	$69	USD	1/27/23	—	(3)
Total							$—	$(3)

(1)	Except as otherwise noted, all investments are non-controlled/non-affiliate investments as defined by the Investment Company Act of 1940, as amended (the “1940 Act”), and provide collateral for the Company’s credit facility.

(2)	The investments bear interest at a rate that may be determined by reference to the London Interbank Offered Rate (“LIBOR” or “L”), which resets monthly, quarterly or semiannually, the Secured Overnight Financing Rate (“SOFR” or “SF”), the Canadian Dollar Offered Rate (“CDOR” or “C”), the Sterling Overnight Index Average (“SONIA” or “S”), or the U.S. Prime Rate (“Prime” or “P”).

(3)	The interest rate is the “all-in-rate” including the current index and spread, the fixed rate, and the payment-in-kind (“PIK”) interest rate, as the case may be.

(4)	The investment or a portion of the investment does not provide collateral for the Company’s credit facility.

(5)	Not a qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, the Company may not acquire any non-qualifying asset unless, at the time the acquisition is made, qualifying assets represent at least 70% of total assets. Qualifying assets represented 82.8% of total assets as of the date of the consolidated schedule of investments.

(6)	Investment is a non-controlled/affiliate investment as defined by the 1940 Act.

(7)	The investment has an unfunded commitment in addition to any amounts presented in the consolidated schedule of investments as of December 31, 2022.

(8)	Preferred equity investment is a non-income producing security.

(9)	Security is perpetual with no defined maturity date.

(10)	Except as otherwise noted, all of the Company’s portfolio company investments, which as of the date of the consolidated schedule of investments represented 228.75% of the Company’s net assets or 95.4% of the Company’s total assets, are subject to legal restrictions on sales.

(11)	The fair value of each investment was determined using significant unobservable inputs.

(12)	The investment was comprised of two contracts, which were indexed to different base rates, either L or SF and P, respectively. The Floor, Spread Above Index and Interest Rate presented represent the weighted average of both contracts.

(13)	Principal amount is non-USD denominated and is based in Canadian dollars.

(14)	Investment is a controlled affiliate investment as defined by the 1940 Act. On January 14, 2019, the Company entered into an agreement with State Teachers Retirement System of Ohio, a public pension fund established under Ohio law (“STRS Ohio”), to create WHF STRS Ohio Senior Loan Fund, LLC (“STRS JV”), a joint venture, which invests primarily in senior secured first and second lien term loans.

(15)	Investment is structured as a unitranche loan in which the Company may receive additional interest on its “last out” tranche of the portfolio company’s senior term debt, which was previously syndicated into “first out” and “last out” tranches, whereby the “first out” tranche will have priority as to the “last out” tranche with respect to payments of principal, interest and any other amounts due thereunder.

(16)	In addition to the interest earned based on the stated interest rate of this security, the Company is entitled to receive an additional interest in the amount of 3.50% on its “last out” tranche of the portfolio company’s senior term debt, which was previously syndicated into “first out” and “last out” tranches, whereby the “first out” tranche will have priority as to the “last out” tranche with respect to payments of principal, interest and any other amounts due thereunder.

(17)	In addition to the interest earned based on the stated interest rate of this security, the Company is entitled to receive an additional interest in the amount of 3.00% on its “last out” tranche of the portfolio company’s senior term debt, which was previously syndicated into “first out” and “last out” tranches, whereby the “first out” tranche will have priority as to the “last out” tranche with respect to payments of principal, interest and any other amounts due thereunder.

(18)	On October 1, 2020, as part of a restructuring agreement between the Company and Arcole Acquisition Corp, the Company’s investments in first lien secured term loans to Arcole Acquisition Corp were converted into common shares of Arcole Holding Corp.

(19)	At the option of the issuer, interest can be paid in cash or cash and PIK. The issuer may elect to pay up to 2.00% PIK.

(20)	On January 24, 2022, as part of a restructuring agreement between the Company and PlayMonster LLC, the Company’s first lien secured term loan and delayed draw loan investments to PlayMonster LLC were converted into a new first lien secured term loan, preferred stock and common stock of Playmonster Group LLC.

(21)	Ownership of certain equity investments may occur through a holding company or partnership.

(22)	Principal amount is non-USD denominated and is based in British pounds.

(23)	Principal amount is non-USD denominated and is based in British pounds. At the option of the borrower, amounts borrowed under the delayed draw term loan commitment can be U.S. dollars, Canadian dollars or British pounds.

(24)	Investment is structured with a PIK period beginning with the first interest payment date through December 20, 2023, whereby accrued interest due on the loan is capitalized and added to the unpaid principal balance of the loan.

Contacts

Stuart Aronson
WhiteHorse Finance, Inc.
212-506-0500
saronson@higwhitehorse.com

or

Joyson Thomas
WhiteHorse Finance, Inc.
305-379-2322
jthomas@higwhitehorse.com

or

Robert Brinberg Rose & Company 212-257-5932 whitehorse@roseandco.com

Source: WhiteHorse Finance, Inc.